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                                                                    EXHIBIT 10.3

(FAIRCHILD LOGO)

                       FAIRCHILD SEMICONDUCTOR STOCK PLAN
                          DEFERRED STOCK UNIT AGREEMENT

PARTICIPANT:

DATE OF GRANT:

NUMBER OF DEFERRED STOCK UNITS GRANTED:

THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company", "we", "our" or "us") and the Participant named above ("you" or "yours"), pursuant to the provisions of the Fairchild Semiconductor Stock Plan (the "Plan") with respect to the number of Deferred Stock Units ("Units") specified above. Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Plan. This Agreement consists of this document, any related Settlement Election Form, and the Plan.

You and the Company agree as follows:

1. APPLICATION          This Agreement and your rights under this Agreement are
OF PLAN;                subject to all the terms and conditions of the Plan, as
ADMINISTRATION          it may be amended from time to time, as well as to such
                        rules and regulations as the Committee may adopt. It is expressly understood that the Committee that administers the Plan is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon you to the extent permitted by the Plan. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

2. VESTING              The Units will vest (becoming "Vested Units") on the
                        following dates (each a "Vesting Date" and collectively, the "Vesting Dates") if you are a member of the Board on those dates:

                        Vesting Date                                                     Percentage Vested
                                                                                (including portion that vested the
                                                                                          preceding year)
                        Last date prior to the date on which the Company
                        holds its 2006 annual stockholders' meeting...                          33%
                        Last date prior to the date on which the Company
                        holds its 2007 annual stockholders' meeting...                          66%
                        Last date prior to the date on which the Company
                        holds its 2008 annual stockholders' meeting                            100%

                        ; provided, that, your Units will vest in their entirety upon your Retirement.

3. RIGHTS AS            Except as otherwise provided in this Agreement, you will
STOCKHOLDER             not be entitled to any privileges of ownership of the
                        shares of Common Stock underlying your Units (the
                        "Shares") unless and until Shares are actually delivered to you under this Agreement.

















4. DIVIDENDS            You will be credited with additional Deferred Stock
                        Units having a value equal to declared dividends, if
                        any, with record dates that occur prior to the
                        settlement of any Units as if such Units had been actual
                        Shares, based on the Fair Market Value of a Share on the
                        applicable dividend payment date. Any such additional
                        Deferred Stock Units shall be considered Units under
                        this Agreement and shall also be credited with
                        additional Deferred Stock Units as dividends, if any,
                        are declared, and shall be subject to the same
                        restrictions and conditions as Units with respect to
                        which they were credited. Notwithstanding the foregoing,
                        no such additional Deferred Stock Units will be credited
                        with respect to any dividend in connection with which
                        Units are adjusted pursuant to Section 3(c) of the Plan.
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5. SETTLEMENT           (a) Time of Settlement. Each Vested Unit will be settled
OF UNITS by the delivery of one Share to you or, in the event of your death, to your designated beneficiary, promptly following the date (such date, the "Settlement Date") you have elected on the attached Settlement Election Form. You hereby authorize any brokerage service provider determined acceptable to the Company, to open a securities account for you to be used for the settlement of Vested Units. You may change the Settlement Election Date one time only, and only to a later date, as provided in Section 3 of the Settlement Election Form, subject to the important restrictions contained in such Section 3.

                        (b) Termination Prior to Settlement Date. If your
                            service as a member on the Board is terminated prior to any Settlement Date, your Units will be treated as specified in the Settlement Election Form.

                        (c) Forfeiture of Unvested Units. All Units that are not
                            Vested Units at the time your service as a member on the Board is terminated will be forfeited effective as of the date of such termination of service.

6. TRANSFERABILITY      (a) Your Units are not transferable, whether voluntarily
                            or involuntarily, by operation of law or otherwise, except as provided in the Plan. Any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of your Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Units, other than as so permitted, shall be void.

                        (b) You acknowledge that, from time to time, the Company
                            may be in a "blackout period" and/or subject to applicable securities laws that could subject you to liability for engaging in any transaction involving the sale of the Company's shares. You further acknowledge and agree that, prior to the sale of any Shares, it is your responsibility to determine whether or not such sale of Shares will subject you to liability under insider trading rules or other applicable securities laws.

7. TAXES You are solely liable and responsible for the satisfaction and payment of all taxes owed by you in connection with your Units, regardless of any action the Company takes with respect to any tax obligations that arise in connection with the Units. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Units or the subsequent sale of any of the Shares underlying the Units that vest. The Company does not commit and is under no obligation to structure this Agreement to reduce or eliminate your tax liability.

8. ELECTRONIC           The Company may, in its sole discretion, decide to
DELIVERY                deliver any documents related to any awards granted
                        under the Plan by electronic means or to request your consent to participate in the Plan by electronic means.
                        You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout your term of service with the Company and thereafter until withdrawn in writing by you.

10. MISCELLANEOUS       (a) This Agreement shall not confer upon you any right
                            to continue in the service of the Company or any Affiliate, nor shall this Agreement interfere in any way with the Company's or such Affiliate's right to terminate your service at any time.

                        (b) Any Units granted under the terms of this Agreement
                            are entirely at the discretion of the Company. Without limiting the generality of Section 1 above, with the approval of the Board, and subject to the terms of the Plan, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect your rights under this Agreement without your consent.

                        (c) This Agreement will be subject to all applicable
                            laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required.

                        (d) To the extent not preempted by U.S. federal law,
                            this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
11. SIGNATURES

                        By the signatures below, the Participant and the authorized representative of the Company acknowledge agreement to this Deferred Stock Unit Agreement as of the Grant Date specified above.

PARTICIPANT:                         FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                                     /s/ Mark S. Thompson
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                                     Mark S. Thompson
                                     President and CEO




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(FAIRCHILD LOGO)

                       FAIRCHILD SEMICONDUCTOR STOCK PLAN
                  DEFERRED STOCK UNIT SETTLEMENT ELECTION FORM


This Settlement Election Form relates to the following grant of Deferred Stock
Units:

PARTICIPANT:

DATE OF GRANT:

NUMBER OF DEFERRED STOCK UNITS GRANTED:

1. SETTLEMENT           Subject to Sections 2 and 3 below, I elect to have all
ELECTION                Vested Units that I may hold under the Deferred Stock
                        Unit Award Agreement to which this election relates settled by delivery of Shares to me on _______________, ______, which date is at least five (5) years following the date of the Company's 2005 Annual Stockholders'
                        Meeting held on May 4, 2005.

2. SETTLEMENT           I hereby acknowledge and agree that if, prior to the
UPON TERMINATION        settlement election date specified above (a) my service
                        as a member of the Board is terminated for any reason
                        (including, without limitation, as a result of my death or Disability) other than for cause under applicable law, any Vested Units will be settled following my termination date, and (b) my service as a member of the Board is terminated for cause under applicable law, all unsettled Units (including Vested Units) will be immediately forfeited.













3. ONE-TIME CHANGE OF   I understand that I can change the date specified as my
ELECTION PERMITTED      settlement election date in Section 1 above once, but
                        only once, to a Settlement Date that must be at least five years after the date initially indicated in Section
                        1 above, by filing a new signed Settlement Election Form with the Company at any time on or before the day (the
                        "Change Deadline Day") that falls one year before the Settlement Date that would occur based on my initial election in Section 1. I understand that (a) I cannot change my election after the Change Deadline Day, (b) I cannot change my election more than once and (c) the later Settlement Date I choose must occur at least five years after the initial specified date indicated in my previously filed Settlement Election Form. If the Change
                        Deadline Day falls on a day that is not a business day for the Company, then the last day to change the election in Section 1 will be the first business day preceding the Change Deadline Day. Any new Settlement
                        Election Form will revoke the previously filed
                        Settlement Election Form, except that, if any Settlement
                        Date purportedly elected on the new form falls within five years after the specified date indicated in my previously filed Settlement Election Form, then such new form will have no effect and the previously elected
                        Settlement Date shall continue to apply.

4. SIGNATURE


PARTICIPANT:                         DATED AS OF:

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